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                                                                     EXHIBIT 5.1


                                  Law Offices
                      Baker, Donelson, Bearman & Caldwell
                           A PROFESSIONAL CORPORATION
                            FIRST TENNESSEE BUILDING
                               165 Madison Avenue
                                   Suite 2000
                            Memphis, Tennessee 38103
                                ---------------
                                 (901) 526-2000
                                ---------------
                                   FACSIMILE
                                 (901) 577-2303

                                  June __, 2002


Kirkland's, Inc.
805 N. Parkway
Jackson, TN 38305

                           Re:      Registration Statement on Form S-1
                                    (Registration No. 333-86746)

Ladies and Gentlemen:

                  We have acted as special counsel to Kirkland's, Inc., a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of a public offering (the "Offering") of up to _________ shares (the "Firm Shares") of the Company's Common Stock, no par value (the "Common Stock"), to be offered by the Company and selling shareholders, and up to an additional _________ shares of Common Stock (the "Over-Allotment Shares" and, together with the Primary Shares, the "Shares") subject to an over-allotment option which may be sold by selling shareholders (the "Selling Shareholders").

                  The opinion is delivered in accordance in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on April 23, 2002 and Amendment No. 1 thereto filed on June __, 2002 ("Amendment No. 1") (as so amended the "Registration Statement"); (ii) the form of underwriting agreement, filed as Exhibit 1.1 to Amendment No. 1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company, the Selling Shareholders and Merrill Lynch & Co., CIBC World Markets, SunTrust Robinson Humphrey, and U.S. Bancorp Piper Jaffray (the "Underwriters"); (iii) the Company's Amended and Restated Charter and By-Laws, as in effect on the date hereof; (iv) the form of the Company's Amended and Restated Charter and Amended and Restated By-Laws, to become effective prior to the Registration Statement being declared effective by the Commission; (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Primary Shares; (vi) a specimen certificate representing the shares of Common


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Kirkland's, Inc.
Page 2
June __, 2002



Stock; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and others. In addition, we have assumed (a) that prior to the consummation of the Offering, the Amended and Restated Charter filed as Exhibit 3.2 to Amendment No. 1 is filed with the Secretary of State of the State of Tennessee and the Pre-Offering Transactions (as defined in the Registration Statement) are effected, and (b) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

                  Members of our firm are admitted to the Bar of the State of Tennessee, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Board of Directors of the Company authorizes the price per Primary Share, (ii) the duly appointed officers of the Company and the Selling Shareholders execute and deliver the Underwriting Agreement and (iii) the Primary Shares being offered by the Company are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Primary Shares being offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

                  2. The Primary Shares being offered by the Selling Shareholders and the Over-Allotment Shares are duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

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Kirkland's, Inc.
Page 3
June __, 2002




                  This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                    Very truly yours,